UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: November 30, 2016

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Effective November 30, 2016, the board of directors (the “Board”) of Function(x) Inc. (the “Company”) appointed Frank E. Barnes III to the Board to fill the vacancy resulting from the resignation of Birame Sock as a director upon her appointment as the Company’s President and Chief Operating Officer on August 1, 2016. Mr. Barnes will serve on the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committees.

As the executive director of Carolina Barnes Corporation, and president of its former NASD/FINRA-registered broker-dealer, Mr. Barnes has over 30 years of extensive experience and financial expertise in the media, entertainment and information; real estate; and transportation industries; and in making principal investments in and serving as financial and strategic senior advisor to growth companies with responsibilities for recapitalizations, private placements, mergers and acquisitions, and going public transactions. Prior to founding Carolina Barnes in 1989, Mr. Barnes was employed with Mabon Nugent & Co., a privately held investment banking firm, as the executive vice president responsible for its investment and merchant banking groups. In addition to his responsibilities within Carolina Barnes, Mr. Barnes has served as chief revenue officer and director of StorageBlue Equities LLC, a self-storage warehouse business, from March 2014 to June 2015, and as president and director of Ocean State Windpower Inc., a manufacturer of wind turbine generators, from August 2009 to December 2012. Throughout the course of his career, Mr. Barnes has served both as a senior executive and on the board of directors of over a dozen companies, including serving as a director of SFX Entertainment Inc. from December 2015 until its reorganization under Chapter 11 of the Bankruptcy Code on December 2, 2016, and on the Nominating and Corporate Governance Committee and Special Committee of SFX.
The Board of Directors considers Mr. Barnes to be an independent director within the meaning of the rules and regulations of the SEC, the criteria for independence of audit committee members under applicable Nasdaq rules, and our Corporate Governance Guidelines.
Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Barnes had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Barnes and any other person pursuant to which Mr. Barnes was selected as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: December 5, 2016	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President